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                    RESTATED CERTIFICATE OF INCORPORATION



                                      OF



                           THE COASTAL CORPORATION
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                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           THE COASTAL CORPORATION


       The original Certificate of Incorporation of THE COASTAL CORPORATION (hereinafter called the Corporation), was filed on September 7, 1972 under the name "Coastal States Gas Corporation". This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation:

       FIRST:  The name of the corporation is:

                           THE COASTAL CORPORATION

       SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

       THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

       FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 302,700,000 shares, consisting of 250,000,000 shares of Common Stock, par value $.33-1/3 per share ("Common Stock"), 50,000,000 shares of Preferred Stock, par value $.33-1/3 per share ("Preferred Stock"), and 2,700,000 shares of Class A Common Stock, par value $.33-1/3 per share ("Class A Common Stock").

       The powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof which are not fixed by this Certificate of Incorporation, are as follows:

(A)    Common Stock and Class A Common Stock.

       Except as provided in this Article FOURTH, the Common Stock and the Class A Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

       (1)     Dividends, Combinations, and Subdivisions.

               (a) Subject to the rights of the holders of Preferred Stock, holders of Common Stock and Class A Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that no dividend may be declared and paid to holders of Class A Common Stock unless at the same time the Board of Directors shall also declare and pay to the holders of Common Stock a per share dividend greater than the per share dividend declared and paid to holders of Class A Common Stock. In

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       addition, the Board of Directors may declare and pay
       dividends to the holders of Common Stock without declaring and paying dividends to the holders of Class A Common Stock.

               (b) In the event that the outstanding shares of either the Common Stock or the Class A Common Stock are changed into, exchanged for or reclassified into a different number, class or kind of shares of the Corporation or any other corporation or entity which does not result in the receipt by the Corporation of any new consideration (other than a transfer of surplus of the Corporation) without such action being taken on a proportionate basis with respect to the other class of common stock, whether such change, exchange or reclassification occurs through a reorganization, recapitalization, stock split or otherwise, then the requirement that a greater per share dividend be declared and paid with respect to the Common Stock shall be appropriately and equitably adjusted to reflect such action.

               (c) Notwithstanding the foregoing, the requirement that a greater per share dividend be declared and paid with respect to the Common Stock shall not apply (i) to a dividend paid in partial or complete liquidation of the Corporation or
       (ii) in the event of a dividend payable in shares of Common Stock. In the event that a dividend payable in Common Stock is declared on the Common Stock, the Board of Directors shall also declare a dividend on the Class A Common Stock payable in Common Stock equal on a per share basis to the number of shares of Common Stock which are paid to holders of Common Stock.

       (2)     Voting.

               (a) Except as expressly provided herein, at every meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the Corporation and every holder of Class A Common Stock shall be entitled to one hundred votes in person or by proxy for each share of Class A Common Stock standing in his name on the transfer books of the Corporation. At every meeting of the stockholders called for the election of directors, the holders of Common Stock, voting as a class with the Preferred Stock entitled to vote, shall be entitled to elect one-quarter (1/4) of the number of directors to be elected at such meeting (excluding from such number any directors to be elected by the holders of Preferred Stock), and if one-quarter (1/4) of such number of directors is not a whole number, then the holders of Common Stock, voting as a class with the Preferred Stock entitled to vote, shall be entitled to elect the next higher whole number of directors to be elected at such meeting, and the holders of Class A Common Stock shall have no voting rights with respect to the election of such directors. The holders of Class A Common Stock, Common Stock and Preferred Stock entitled to vote, voting as a single class, shall be entitled to elect the remaining directors to be elected at such meeting (excluding from such number any directors to be elected by the holders of Preferred Stock). If, during the interval between annual meetings of stockholders for the election of directors, the number of directors who have been elected by either the holders of Common Stock voting as a

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       class with the Preferred Stock entitled to vote or by the
       holders of Class A Common Stock, Common Stock and Preferred Stock entitled to vote, shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in the directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected by the remaining directors then in office to fill any vacancy in the directors designated by the holders of Common Stock and Preferred Stock entitled to vote may be removed from office by vote of the holders of a majority of the shares of Common Stock voting as a class with the Preferred Stock entitled to vote.

               (b) Except as may otherwise be required by law or by this Article FOURTH, the holders of Common Stock and Class A Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

       (3)     Conversion.

               (a) Each share of Class A Common Stock may at any time be converted into one fully paid and nonassessable share of Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class A Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation, or if an agent for the registration of transfer of shares of Class A Common Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent") then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to subparagraph (e) below.

               (b) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class A Common Stock in the manner provided in subparagraph (a) above and the payment in cash of any amount required by the provisions of subparagraphs (a) and (e), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class A Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or

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       persons in whose name or names the certificate or
       certificates representing shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

               (c) No adjustments in respect of dividends shall be made upon the conversion of any share of Class A Common
       Stock, provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class A Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date.

               (d) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class A Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class A Common Stock, will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

               (e) The issuance of certificates for shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class A Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

               (f) At any time while there are shares of Class A Common Stock issued and outstanding, the Board of Directors of the Corporation may, in its sole discretion, by a majority vote of the Directors then in office convert all outstanding shares of Class A Common Stock into Common Stock on a share for share basis. Notice of automatic conversion of Class A Common Stock specifying the date fixed for said conversion shall be mailed, postage prepaid, at least 20 days but not

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       more than 30 days prior to said conversion date to the
       holders of record of the Class A Common Stock at their respective addresses as the same shall appear on the books of the Corporation. Following the expiration of such notice period, each outstanding share of Class A Common Stock shall be deemed to be a share of Common Stock for all purposes.

       (4)     Transfer.

               (a) No person holding shares of Class A Common Stock (a "Class A Holder") may transfer, and the Corporation and the Transfer Agent shall not register the transfer of, such shares of Class A Common Stock, whether by sale, assignment, gift, devise, bequest, appointment or otherwise. Any purported transfer of shares of Class A Common Stock shall be null and void and of no effect and the purported transfer by a Class A Holder will result in the immediate and automatic conversion of the shares of Class A Common Stock held by such Class A Holder into shares of Common Stock. The purported transferee shall have no rights as a stockholder of the Corporation and no other rights against, or with respect to, the Corporation except the right to receive shares of Common Stock upon the immediate and automatic conversion of his shares of Class A Common Stock into shares of Common Stock. Upon the death of any Class A Holder which is a natural person, or the liquidation, dissolution or winding up of the business or affairs of any corporation, partnership or trust, the shares of Class A Common Stock held by such person shall immediately and automatically convert into an equal number of shares of Common Stock.

               (b) Shares of Class A Common Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names; provided, however, certificates representing shares of Class A Common Stock issued as a stock dividend on the Corporation's then outstanding common stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Class A Common Stock are issued. For the purposes of this paragraph 4, the term "beneficial owner(s)" of any shares of Class A Common Stock shall mean the person or persons who possess the power to dispose, or to direct the disposition of, such shares. Any shares of Class A Common Stock registered in "street" or "nominee" name may be transferred to the beneficial owner of such shares on the record date for such stock dividend, upon proof satisfactory to the Corporation and the Transfer Agent that such person was in fact the beneficial owner of such shares on the record date for such stock dividend.

               (c) Notwithstanding anything to the contrary set forth herein, any Class A Holder may pledge such holder's shares of Class A Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, or registered in the name of, the pledgee and shall remain subject to the provisions of this paragraph 4 of Section A. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class A Common Stock may not be transferred to the pledgee and may only be converted into shares of Common Stock.

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               (d)    The Corporation shall note on the certificates
       representing the shares of Class A Common Stock the restrictions on transfer and registration of transfer imposed by this paragraph 4.

               (e)    For purposes of this paragraph 4:

                      (i) Each joint owner of shares of Class A Common Stock shall be considered a Class A Holder of such shares.

                      (ii)     A minor for whom shares of Class A
               Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class A Holder of such shares.

                      (iii) Unless otherwise specified, the term "person" includes a natural person, corporation, partnership, unincorporated association, firm, joint venture, trust or other entity.

                      (iv) Persons participating in the Thrift or Employee Stock Ownership Plans of the Corporation (or any similar or successor plans) shall be deemed to be the Class A Holders of the shares of Class A Common Stock allocated to their accounts pursuant to such plans.

       (5)     Distribution of Assets.

               (a)    In the event the Corporation shall be
       liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid to or set aside for the holders of the Preferred Stock of all series then outstanding the full preferential amounts to which they are respectively entitled under this Article FOURTH and their respective Certificates of Designation, the holders of the Class A Common Stock shall be entitled to share ratably with the holders of the Common Stock of the Corporation as a single class in the remaining net assets of the Corporation, that is, an equal amount of net assets for each share of Common Stock and Class A Common Stock. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph 5.

       (6)     Authorized Shares; Fractional Shares.

               (a) The number of authorized shares of Class A Common Stock may not be increased unless approved by the holders of a majority of the then outstanding shares of Common Stock and Preferred Stock entitled to vote, voting together as a single class.

               (b) No fractional shares of Common Stock shall be issued upon conversion of shares of Class A Common Stock. In lieu of fractional shares, the Transfer Agent shall pay an amount in cash equal to the closing market price of the

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       shares of Common Stock on the conversion date multiplied by the fraction of a share of Common Stock that would otherwise be issuable.

(B)    Preferred Stock.

       Shares of Preferred Stock may be issued from time to time in one or more series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

               (a) The rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of such series will be paid;

               (b) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion price or rate in such events as the Board of Directors shall determine;

               (c) The redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed; and

               (d) The rights of the holders of Preferred Stock of such series upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

       Subject to the provisions of this Article FOURTH, shares of one or more series of Preferred Stock may be authorized or issued in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation, from time to time as the Board of Directors of the Corporation shall determine, and for such consideration as shall be fixed by the Board of Directors.


    DESIGNATION OF $1.19 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A

       RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation of the Corporation, this Board of Directors hereby creates a series of the Preferred Stock, par value 33-1/3

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cents per share, of the Corporation, to consist of 123,169 shares of such
Preferred Stock, and this Board of Directors hereby fixes the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof (in addition to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Restated Certificate of Incorporation of the Corporation which are applicable to Preferred Stock of all series) as follows:

                                I. DESIGNATION

       The designation of the series of Preferred Stock created by this resolution shall be "$1.19 Cumulative Convertible Preferred Stock, Series A" (hereinafter called the "Series A Preferred Stock").

                II. CASH DIVIDENDS ON SERIES A PREFERRED STOCK

       (a) The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor, cumulative cash dividends at the annual rate of $1.19 per share, payable quarterly on the 15th day of March, June, September and December in each year. If the dividend on the Series A Preferred Stock for any dividend period shall not have been paid or set apart in full for the Series A Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for the Common Stock of the Corporation. Accumulations of dividends on the Series A Preferred Stock shall not bear interest.

       (b) Cash dividends on the Series A Preferred Stock shall commence to accrue and shall be cumulative from September 16, 1972, reduced by any dividends accrued on the $1.19 Cumulative Convertible Preferred Stock, Series A, without par value, of Coastal States Gas Producing Company, a Delaware corporation.

       (c) If dividends on the Series A Preferred Stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on any Preferred Stock unless declared and paid ratably on all shares of each series of the Preferred Stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full. The term "dividends accrued or in arrears" whenever used herein with reference to the Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such stock (or, in the case of redemption, to the date of redemption), less the amount of all dividends paid upon such stock.

                 III. REDEMPTION OF SERIES A PREFERRED STOCK

       (a) The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after July 1, 1973, at thirty-three dollars ($33.00) per share, plus all dividends accrued and unpaid on such Series A Preferred Stock up to the date fixed for redemption, upon giving the notice hereinafter provided.

       (b) If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed the shares to be redeemed shall be

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determined by lot in such usual manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

       (c) At least 45 days but not more than 90 days prior to the date fixed for the redemption of shares of the Series A Preferred Stock, a written notice shall be mailed to each holder of record of shares of Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (here-inafter referred to as the redemption date), and calling upon such holder to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the redemption date each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and determine and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election the Corporation prior to the redemption date may deposit the redemption price of the shares of Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital and surplus of not less than $5,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such stock, in which case such notice to holders of the Series A Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price. From and after the making of such deposit, the shares of Series A Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever, and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares, without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company, and the right of conversion (on or before the tenth day prior to the date fixed for redemption) herein provided. Any funds so deposited which shall not be required for such redemption because of the exercise of such right of conversion after the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such Series A Preferred Stock at the end of six years after the redemption date shall be returned by such bank or trust company to the Corporation, after which the holders of the Series A Preferred Stock shall have no further interest in such moneys.

                              IV.  VOTING RIGHTS

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       (a)     At every meeting of stockholders of the Corporation, every holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock standing in his name on the books of the Corporation, with the same and identical voting rights, except as expressly provided herein, as a holder of a share of Common Stock.

       (b) The Series A Preferred Stock and any other stock having voting rights shall vote together as one class, except as provided by law and in Article VII hereof, and except that while the holders of Preferred Stock, voting as a class, are entitled to elect two (2) directors of the Corporation as hereinafter provided, they shall not be entitled to participate with the holders of the Common Stock in the election of any other directors.

       (c) In case at any time the equivalent of six or more full quarterly dividends (whether consecutive or not) on any series of Preferred Stock shall be in arrears, then during the period (hereinafter in this subparagraph (c) called the Class Voting Period) commencing with such time and ending with the time when all arrears in dividends on all Preferred Stock shall have been paid and the full dividend on all Preferred Stock for the then current quarterly dividend period shall have been paid or declared and set a part for payment, at any meeting of the stockholders of the Corporation held for the election of directors during the Class Voting Period, the holders of Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Corporation, to elect two directors of the Corporation, each share of Preferred Stock entitling the holder thereof to one vote.

       Any director who shall have been elected by holders of Preferred Stock or by any director so elected as herein contemplated, may be removed at any time during a Class Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Preferred Stock given at a special meeting of such stockholders called for the purpose and any vacancy thereby created may be filled during such Class Voting Period by the holders of Preferred Stock, present in person or represented by proxy at such meeting. Any director to be elected by the Board of Directors of the Corporation to replace a director elected by holders of Preferred Stock, or elected by a director as in this sentence provided, and who dies, resigns, or otherwise ceases to be a director shall except as otherwise provided in the preceding sentence be elected by the remaining director theretofore elected by the holders of Preferred Stock. At the end of the Class Voting Period the holders of Preferred Stock shall be automatically divested of all voting power vested in them under this subparagraph (c) but subject always to the subsequent vesting hereunder of voting power in the holders of Preferred Stock in the event of any similar default or defaults thereafter. The term of all directors elected pursuant to the provisions of this subparagraph (c) shall in all events expire at the end of the Class Voting Period.

       V.  PRIORITY OF SERIES A PREFERRED STOCK IN EVENT OF DISSOLUTION

       In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of thirty-three dollars ($33.00) in cash for each share of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation, the assets

distributable among the holders of any series of Preferred Stock shall be insufficient to permit the payment in full to the holders of all series of the Preferred Stock of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of all series of the Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

       VI. CONVERSION OF SERIES A PREFERRED STOCK INTO COMMON STOCK

       (a) Subject to the provisions of this Article VI, the holder of record of any Series A Preferred Stock shall have the right, at his option, at any time after the issuance of such share(s) to convert each share of Series A Preferred Stock into one fully-paid and non-assessable share of Common Stock of the Corporation.

       In case any shares of the Series A Preferred Stock shall have been called for redemption, such right of conversion in respect to the shares so called for redemption shall cease and terminate at the close of business on the tenth (10th) day prior to the date fixed for the redemption of such shares, unless default shall be made in the payment of the redemption price.

       (b) Any holder of a share or shares of Series A Preferred Stock desiring to convert such Series A Preferred Stock into Common Stock shall surrender the certificate or certificates representing the share or shares of Series A Preferred Stock so to be converted, duly endorsed to the Corporation or in blank, at the office of any Transfer Agent for the Series A Preferred Stock (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

       If the last day for the exercise of the conversion right in the city where the principal place of business of any Transfer Agent for the Series A Preferred Stock (or in the city of the principal office of such other entity as the Corporation shall have designated as the place so to surrender Series A Preferred Stock for conversion, as aforesaid) shall be a legal holiday or a day on which banking institutions are authorized by law to close, then such conversion right may be exercised in such city on the next succeeding day not in such city a legal holiday or a day on which banking institutions are authorized by law to close.

       (c) Conversion of Series A Preferred Stock shall be subject to the following additional terms and provisions:



















               (1) As promptly as practicable after the surrender for conversion of any Series A Preferred Stock, the Corporation shall deliver or cause to be delivered at the principal office of any Transfer Agent for the Series A Preferred Stock (or such other place as may be designated by the Corporation), to or upon the written order of the holder of such Series A Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct, and cash in respect to any fraction of a share as provided in sub-paragraph (3) below. Shares of the Series A Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series A Preferred Stock for conversion, as provided above, and the rights of the holders of such Series A Preferred Stock shall cease at such time, and the person or persons in whose name or names the certificate for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

               (2) The Corporation shall make no payment or adjustment on account of any dividends accrued on the shares of the Series A Preferred Stock surrendered for conversion.

               (3) The Corporation shall not be required to issue any fractions of shares of Common Stock upon conversions of Series A Preferred Stock. If more than one share certificate of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion of such Series A Preferred Stock shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. If any interest in a fractional share of Common Stock would otherwise be deliverable upon the conversion of any Series A Preferred Stock, the Corporation shall make adjustment for such fractional share interest by payment of an amount in cash equal to the same fraction of the market value of a full share of Common Stock of the Corporation. For such purpose, the market value of a share of Common Stock shall be the last recorded sale price of such share of Common Stock on the New York Stock Exchange on the day immediately preceding the date upon which such shares are surrendered for conversion, or, if there be no such recorded sale price on such day, the last quoted bid price per share of the Common Stock on such Exchange at the close of trading on such date. If the Common Stock shall not at the time be dealt in on the New York Stock Exchange, such market value of the Common Stock shall be the prevailing market value of the Common Stock on any other securities exchange or in the open market, as determined by the Corporation, which determination shall be conclusive.

               (4) In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination effective in either case at the close of business on the date when such subdivision or combination shall become effective.



               (5) In the event that the Corporation shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Series A Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series A Preferred Stock, but at the conversion ratio stated in this Article VI which would otherwise be applicable at the time of conversion, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance with respect to the Common Stock of the Corporation.

               (6) In the event that the Corporation shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

               (7) No adjustment of the conversion ratio shall be made by reason of any declaration or payment to the holders of the Common Stock of the Corporation of a dividend or distribution payable in any property or securities other than Common Stock, any redemption of the Common Stock, any issuance of any securities convertible into Common Stock, or for any other reason, except as expressly provided herein.

               (8) The Corporation shall at all times reserve and keep available solely for the purpose of issuance upon conversion of Series A Preferred Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series A Preferred Stock.

       (d) The issuance of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series A Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

                               VII. LIMITATIONS

       So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or the written consent as provided by law, of the holders of at least two-thirds ( ) of the outstanding shares of Series A Preferred Stock, voting as a class,

       (a) create, authorize or issue any class or series of stock ranking either as to payment of dividends or distribution of assets prior to the Series A Preferred Stock; or

       (b) change the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect such stock adversely;

but nothing herein contained shall require such a class vote or consent (i) in connection with any increase in the total number of authorized shares of Common Stock, or (ii) in connection with authorization or increase of any

class of stock ranking on a parity with the Series A Preferred Stock; provided, however, that no such vote or written consent of the holders of the Series A Preferred Stock shall be required if, at or prior to the time when the issuance of any such prior stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding, and further provided, that the provisions of this Article VII shall not in any way limit the right and power of the Corporation to issue the presently authorized but unissued shares of stock, or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.


    DESIGNATION OF $1.83 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B

       RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation of the Corporation, this Board of Directors hereby creates a series of the Preferred Stock, par value 33-1/3 cents per share, of the Corporation, to consist of 348,015 shares of such Preferred Stock, and this Board of Directors hereby fixes the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof (in addition to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Restated Certificate of Incorporation of the Corporation which are applicable to Preferred Stock of all series) as follows:

                               I.  DESIGNATION

       The designation of the series of Preferred Stock created by this resolution shall be "$1.83 Cumulative Convertible Preferred Stock, Series B" (hereinafter called the "Series B Preferred Stock").

               II.  CASH DIVIDENDS ON SERIES B PREFERRED STOCK

       (a) The holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor, cumulative cash dividends at the annual rate of $1.83 per share, payable quarterly on the 15th day of March, June, September and December in each year. If the dividend on the Series B Preferred Stock for any dividend period shall not have been paid or set apart in full for the Series B Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for the Common Stock of the Corporation. Accumulations of dividends on the Series B Preferred Stock shall not bear interest.

       (b) Cash dividends on shares of Series B Preferred Stock into which shares of the Common Stock, par value $5.00 per share, of Colorado Interstate Corporation, a Delaware corporation, are converted on January 2, 1973, shall commence to accrue and shall be cumulative from December 16, 1972. As to shares of Series B Preferred Stock issued on or after January 3, 1973, cash dividends shall accrue and be cumulative from such date as shall make the dividend rights per share of the shares of Series B Preferred Stock so issued uniform with the dividend rights per share of the shares of Series B Preferred Stock then outstanding, excluding rights to dividends declared and directed to be paid to shareholders of record as of a date preceding the date of issuance of the shares being issued.




       (c) If dividends on the Series B Preferred Stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on any Preferred Stock unless declared and paid ratably on all shares of each series of the Preferred Stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full. The term "dividends accrued or in arrears" whenever used herein with reference to the Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such stock (or, in the case of redemption, to the date of redemption), less the amount of all dividends paid upon such stock.

                 III.  REDEMPTION OF SERIES B PREFERRED STOCK

       (a) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after December 1, 1977, at fifty dollars ($50.00) per share, plus all dividends accrued and unpaid on such Series B Preferred Stock up to the date fixed for redemption, upon giving the notice hereinafter provided.

       (b) If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed the shares to be redeemed shall be determined by lot in such usual manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

       (c) At least 45 days but not more than 90 days prior to the date fixed for the redemption of shares of the Series B Preferred Stock, a written notice shall be mailed to each holder of record of shares of Series B Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (here-inafter referred to as the redemption date), and calling upon such holder to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the redemption date each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series B Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and determine and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election the Corporation prior to the redemption date may deposit the redemption price of the shares of Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital and surplus of not less than $5,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the


Corporation at the time shall maintain a transfer agency with respect to such stock, in which case such notice to holders of the Series B Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price. From and after the making of such deposit, the shares of Series B Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever, and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares, without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company, and the right of conversion (on or before the tenth day prior to the date fixed for redemption) herein provided. Any funds so deposited which shall not be required for such redemption because of the exercise of such right of conversion after the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such Series B Preferred Stock at the end of six years after the redemption date shall be returned by such bank or trust company to the Corporation, after which the holders of the Series B Preferred Stock shall have no further interest in such moneys.

                              IV. VOTING RIGHTS

       (a) At every meeting of stockholders of the Corporation, every holder of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock standing in his name on the books of the Corporation, with the same and identical voting rights, except as expressly provided herein, as a holder of a share of Common Stock.

       (b) The Series B Preferred Stock and any other stock having voting rights shall vote together as one class, except as provided by law and in Article VII hereof, and except that while the holders of Preferred Stock, voting as a class, are entitled to elect two (2) directors of the Corporation as hereinafter provided, they shall not be entitled to participate with the holders of the Common Stock in the election of any other directors.

       (c) In case at any time the equivalent of six or more full quarterly dividends (whether consecutive or not) on any series of Preferred Stock shall be in arrears, then during the period (hereinafter in this subparagraph (c) called the Class Voting Period) commencing with such time and ending with the time when all arrears in dividends on all Preferred Stock shall have been paid and the full dividend on all Preferred Stock for the then current quarterly dividend period shall have been paid or declared and set apart for payment, at any meeting of the stockholders of the Corporation held for the election of directors during the Class Voting Period, the holders of Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Corporation, to elect two directors of the Corporation, each share of Preferred Stock entitling the holder thereof to one vote.

       Any director who shall have been elected by holders of Preferred Stock or by any director so elected as herein contemplated, may be removed at any time during a Class Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Preferred Stock given at a special meeting of such stockholders called for the purpose and any vacancy thereby created may be

filled during such Class Voting Period by the holders of Preferred Stock, present in person or represented by proxy at such meeting. Any director to be elected by the Board of Directors of the Corporation to replace a director elected by holders of Preferred Stock, or elected by a director as in this sentence provided, and who dies, resigns, or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be elected by the remaining director theretofore elected by the holders of Preferred Stock. At the end of the Class Voting Period the holders of Preferred Stock shall be automatically divested of all voting power vested in them under this subparagraph (c) but subject always to the subsequent vesting hereunder of voting power in the holders of Preferred Stock in the event of any similar default or defaults thereafter. The term of all directors elected pursuant to the provisions of this subparagraph (c) shall in all events expire at the end of the Class Voting Period.

       V. PRIORITY OF SERIES B PREFERRED STOCK IN EVENT OF DISSOLUTION

       In the event of any liquidation, dissolution, or winding-up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of fifty dollars ($50.00) in cash for each share of Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock of the Corporation. If upon any liquidation, dissolution or winding-up of the Corporation, the assets distributable among the holders of any series of Preferred Stock shall be insufficient to permit the payment in full to the holders of all series of the Preferred Stock of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of all series of the Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

         VI. CONVERSION OF SERIES B PREFERRED STOCK INTO COMMON STOCK

       (a) Subject to the provisions of this Article VI, the holder of record of any Series B Preferred Stock shall have the right, at his option, at any time after the issuance of such share(s) to convert each share of Series B Preferred Stock into one fully paid and nonassessable share of Common Stock of the Corporation.

       In case any shares of the Series B Preferred Stock shall have been called for redemption, such right of conversion in respect to the shares so called for redemption shall cease and terminate at the close of business on the tenth (10th) day prior to the date fixed for the redemption of such shares, unless default shall be made in the payment of the redemption price.

       (b) Any holder of a share or shares of Series B Preferred Stock desiring to convert such Series B Preferred Stock into Common Stock shall surrender the certificate or certificates representing the share or shares of Series B Preferred Stock so to be converted, duly endorsed to the Corporation or in blank, at the office of any Transfer Agent for the Series B Preferred Stock (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

       If the last day for the exercise of the conversion right in the city where the principal place of business of any Transfer Agent for the Series B


Preferred Stock (or in the city of the principal office of such other entity as the Corporation shall have designated as the place so to surrender Series B Preferred Stock for conversion, as aforesaid) shall be a legal holiday or a day on which banking institutions are authorized by law to close, then such conversion right may be exercised in such city on the next succeeding day not in such city a legal holiday or a day on which banking institutions are authorized by law to close.

       (c) Conversion of Series B Preferred Stock shall be subject to the following additional terms and provisions:

               (1) As promptly as practicable after the surrender for conversion of any Series B Preferred Stock, the Corporation shall deliver or cause to be delivered at the principal office of any Transfer Agent for the Series B Preferred Stock (or such other place as may be designated by the Corporation), to or upon the written order of the holder of such Series B Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct, and cash in respect to any fraction of a share as provided in sub-paragraph (3) below. Shares of the Series B Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series B Preferred Stock for conversion, as provided above, and the rights of the holders of such Series B Preferred Stock shall cease at such time, and the person or persons in whose name or names the certificate for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

               (2) The Corporation shall make no payment or adjustment on account of any dividends accrued on the shares of the Series B Preferred Stock surrendered for conversion.

               (3) The Corporation shall not be required to issue any fractions of shares of Common Stock upon conversions of Series B Preferred Stock. If more than one share certificate of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion of such Series B Preferred Stock shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. If any interest in a fractional share of Common Stock would otherwise be deliverable upon the conversion of any Series B Preferred Stock, the Corporation shall make adjustment for such fractional share interest by payment of an amount in cash equal to the same fraction of the market value of a full share of Common Stock of the Corporation. For such purpose, the market value of a share of Common Stock shall be the last recorded sale price of such share of Common Stock on the New York Stock Exchange on the day immediately preceding the date upon which such shares are surrendered for conversion, or, if there be no such recorded sale price on such day, the last quoted bid price per share of the Common Stock on such Exchange at the close of trading on such date. If the Common Stock shall not at the time be dealt in on the New York Stock Exchange, such market value of the Common Stock shall be the prevailing market value of the Common Stock on any other


       securities exchange or in the open market, as determined by the Corporation, which determination shall be conclusive.

               (4) In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination effective in either case at the close of business on the date when such subdivision or combination shall become effective.

               (5) In the event that the Corporation shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Series B Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series B Preferred Stock, but at the conversion ratio stated in this Article VI which would otherwise be applicable at the time of conversion, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance with respect to the Common Stock of the Corporation.

               (6) In the event that the Corporation shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

               (7) No adjustment of the conversion ratio shall be made by reason of any declaration or payment to the holders of the Common Stock of the Corporation of a dividend or distribution payable in any property or securities other than Common Stock, any redemption of the Common Stock, any issuance of any securities convertible into Common Stock, or for any other reason, except as expressly provided herein.

               (8) The Corporation shall at all times reserve and keep available solely for the purpose of issuance upon conversion of Series B Preferred Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series B Preferred Stock.

       (d) The issuance of certificates for shares of Common Stock upon conversion of the Series B Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series B Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

                               VII. LIMITATIONS

       So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or the written


consent as provided by law, of the holders of at least two-thirds ( ) of the outstanding shares of Series B Preferred Stock, voting as a class,

       (a) create, authorize or issue any class or series of stock ranking either as to payment of dividends or distribution of assets prior to the Series B Preferred Stock; or

       (b) change the preferences, rights or powers with respect to the Series B Preferred Stock so as to affect such stock adversely;

but nothing herein contained shall require such a class vote or consent (i) in connection with any increase in the total number of authorized shares of Common Stock, or (ii) in connection with authorization or increase of any class of stock ranking on a parity with the Series B Preferred Stock; provided, however, that no such vote or written consent of the holders of the Series B Preferred Stock shall be required if, at or prior to the time when the issuance of any such prior stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all shares of Series B Preferred Stock at the time outstanding, and further provided, that the provisions of this Article VII shall not in any way limit the right and power of the Corporation to issue the presently authorized but unissued shares of stock, or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.


    DESIGNATION OF $5.00 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C

       RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation of the Corporation, this Board of Directors hereby creates a series of the Preferred Stock, par value 33-1/3 cents per share, of the Corporation, to consist of 100,000 shares of such Preferred Stock, and this Board of Directors hereby fixes the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof (in addition to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Restated Certificate of Incorporation of the Corporation which are applicable to Preferred Stock of all series) as follows:

                                I. DESIGNATION

       The designation of the series of Preferred Stock created by this resolution shall be "$5.00 Cumulative Convertible Preferred Stock, Series C" (hereinafter called the "Series C Preferred Stock").

                II. CASH DIVIDENDS ON SERIES C PREFERRED STOCK

       (a) The holders of the Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor, cash dividends at the annual rate of $5.00 per share, payable quarterly on the first day of January, April, July and October in each year. If the dividend on the Series C Preferred Stock for any dividend period shall not have been paid or set apart in full for the Series C Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for the Common Stock of the Corporation. Accumulations of dividends on the Series C Preferred Stock shall not bear interest.



       (b) Cash dividends on the Series C Preferred Stock shall commence to accrue and shall be cumulative from January 2, 1973.

       (c) If dividends on the Series C Preferred Stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on any Preferred Stock unless declared and paid ratably on all shares of each series of the Preferred Stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full. The term "dividends accrued or in arrears" whenever used herein with reference to the Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such stock (or, in the case of redemption, to the date of redemption), less the amount of all dividends paid upon such stock.

                 III. REDEMPTION OF SERIES C PREFERRED STOCK

       (a) The Series C Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after July 1, 1977, at the following optional redemption prices per share, plus in each case all dividends accrued and unpaid on such Series C Preferred Stock up to the date fixed for redemption, upon giving the notice hereinafter provided:

       If redeemed on or prior to June 30, 1982, $106;

                  If Redeemed
                  During the
                   12 Mouth
                 Period Ending
                    June 30
                     1983   . . . . . . . . . . . . . . . $105
                     1984   . . . . . . . . . . . . . . .  104
                     1985   . . . . . . . . . . . . . . .  103
                     1986   . . . . . . . . . . . . . . .  102
                     1987   . . . . . . . . . . . . . . .  101

and $100 after June 30, 1987.

       (b) If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by lot in such usual manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

       (c) At least 45 days but not more than 90 days prior to the date fixed for the redemption of shares of the Series C Preferred Stock, a written notice shall be mailed to each holder of record of shares of Series C Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (hereinafter referred to as the redemption date), and calling upon such holder to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the redemption date each holder of shares of Series C Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the

order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series C Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and determine and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election the Corporation prior to the redemption date may deposit the redemption price of the shares of Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital and surplus of not less than $5,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such stock, in which case such notice to holders of the Series C Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price. From and after the making of such deposit, the shares of Series C Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever, and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares, without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company, and the right of conversion (on or before the tenth day prior to the date fixed for redemption) herein provided. Any funds so deposited which shall not be required for such redemption because of the exercise of such right of conversion after the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such Series C Preferred Stock at the end of six years after the redemption date shall be returned by such bank or trust company to the Corporation, after which the holders of the Series C Preferred Stock shall have no further interest in such moneys.

                              IV. VOTING RIGHTS

       (a) At every meeting of stockholders of the Corporation, every holder of Series C Preferred Stock shall be entitled to one vote for each share of Series C Preferred Stock standing in his name on the books of the Corporation, with the same and identical voting rights, except as expressly provided herein, as a holder of a share of Common Stock.

       (b) The Series C Preferred Stock and any other stock having voting rights shall vote together as one class, except as provided by law and in
Article VII hereof, and except that while the holders of Preferred Stock, voting as a class, are entitled to elect two (2) directors of the Corporation as hereinafter provided, they shall not be entitled to participate with the holders of the Common Stock in the election of any other directors.

       (c) In case at any time the equivalent of six or more full quarterly dividends (whether consecutive or not) on any series of Preferred Stock shall be in arrears, then during the period (hereinafter in this

subparagraph (c) called the Class Voting Period) commencing with such time and ending with the time when all arrears in dividends on all Preferred Stock shall have been paid and the full dividend on all Preferred Stock for the then current quarterly dividend period shall have been paid or declared and set apart for payment, at any meeting of the stockholders of the Corporation held for the election of directors during the Class Voting Period, the holders of Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Corporation, to elect two directors of the Corporation, each share of Preferred Stock entitling the holder thereof to one vote.

       Any director who shall have been elected by holders of Preferred Stock or by any director so elected as herein contemplated, may be removed at any time during a Class Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Preferred Stock given at a special meeting of such stockholders called for the purpose and any vacancy thereby created may be filled during such Class Voting Period by the holders of Preferred Stock, present in person or represented by proxy at such meeting. Any director to be elected by the Board of Directors of the Corporation to replace a director elected by holders of Preferred Stock, or elected by a director as in this sentence provided, and who dies, resigns, or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be elected by the remaining director theretofore elected by the holders of Preferred Stock. At the end of the Class Voting Period the holders of Preferred Stock shall be automatically divested of all voting power vested in them under this subparagraph (c) but subject always to the subsequent vesting hereunder of voting power in the holders of Preferred Stock in the event of any similar default or defaults thereafter. The term of all directors elected pursuant to the provisions of this subparagraph (c) shall in all events expire at the end of the Class Voting Period.

       V. PRIORITY OF SERIES C PREFERRED STOCK IN EVENT OF DISSOLUTION

       In the event of any liquidation, dissolution, or winding-up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, an amount per share equal to the price per share set forth in Article III hereof applicable to optional redemption in cash, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock of the Corporation. If upon any liquidation, dissolution or winding-up of the Corporation, the assets distributable among the holders of any series of Preferred Stock shall be insufficient to permit the payment in full to the holders of all series of the Preferred Stock of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of all series of the Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

         VI. CONVERSION OF SERIES C PREFERRED STOCK INTO COMMON STOCK

       (a) Each share of the Series C Preferred Stock shall be convertible at any time at the option of the holder thereof, into shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock (for purposes of this Article VI, the term "Common Stock" means the common stock, par value 33-1/3 cents per share, of the Corporation, as authorized at the date of adoption of this resolution, or stock of any other class or classes into which such common stock or any such other class may

thereafter be changed or reclassified) at the rate of 1.96875 shares of Common Stock for each share of the Series C Preferred Stock, subject to adjustment as hereinafter provided; provided, however, that as to any shares of the Series C Preferred Stock called for redemption such right of conversion shall cease and terminate at the close of business on the fifth business day prior to the date fixed for redemption.

       (b) Any holder of shares of the Series C Preferred Stock electing to convert such shares or any portion thereof shall deliver the certificates therefor to the principal office of any transfer agent for the Common Stock, with the form of notice of election to convert endorsed on such certificates fully completed and duly executed. The conversion right with respect to any such shares of the Series C Preferred Stock shall be deemed to have been exercised at the date upon which the certificates therefor with such notice of election duly executed shall have been so delivered, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock upon said date.

       (c) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Series C Preferred Stock. If more than one share of the Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series C Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share or shares of the Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last sales price (or the quoted closing bid price if there were no sales) per share of Common Stock on the New York Stock Exchange on the business day next preceding the date of conversion, or, if the Common Stock is not then listed on the New York Stock Exchange, an amount equal to the same fraction of the market price per share of Common Stock (as determined in a manner prescribed by the Board of Directors of the Corporation) at the close of business on such next preceding business day.

       (d) The number of shares of Common Stock issuable upon conversion of each share of the Series C Preferred Stock as provided in this Article VI shall be subject to adjustment from time to time in certain instances as follows:

              (1) In case of any combination or subdivision of the outstanding shares of Common Stock of the Corporation, or in case any dividend or other distribution payable in Common Stock shall be declared or made upon the Common Stock, then in each such case from and after the effective date of such combination or subdivision or the record date for determining stockholders entitled to receive such dividend or distribution, as the case may be, the number of shares of Common Stock deliverable upon the conversion of a share of the Series C Preferred Stock shall be decreased or increased in proportion to the decrease or increase in the number of outstanding shares of Common Stock through such combination, subdivision or stock dividend or distribution;

              (2) In case of any other capital reorganization or reclassification of capital stock of the Corporation, or in case of consolidation or merger of the Corporation with another corporation, the number of shares of stock or other securities or property (including cash) which would have been delivered upon such reorganization, reclassification, merger or consolidation to a holder

       of the number of shares of Common Stock into which each share of the Series C Preferred Stock, would have been convertible immediately prior to such reorganization, reclassification, consolidation or merger shall thereafter be deliverable upon the conversion of a share of the Series C Preferred Stock, and appropriate adjustment (as determined by the Board of Directors) shall be made with respect to the rights and interest thereafter of the holders of the Series C Preferred Stock under this clause (2) to the end that the conversion rights of holders of the Series C Preferred Stock hereunder shall be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon conversion of the Series C Preferred Stock.

       Whenever the number of shares of Common Stock deliverable upon the conversion of the Series C Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith mail a notice to each record holder of shares of the Series C Preferred Stock at his address appearing on the stock transfer books of the Corporation stating the adjusted number of shares of Common Stock deliverable upon the conversion of a share of the Series C Preferred Stock, and showing in reasonable detail the facts requiring such adjustment and the method of calculation thereof.

       No adjustment is to be made upon conversion of shares of the Series C Preferred Stock for dividends accrued thereon or for dividends upon the Common Stock issuable upon such conversion.

       (e) The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the Series C Preferred Stock from time to time outstanding.

                               VII. LIMITATIONS

       So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or the written consent as provided by law, of the holders of at least two-thirds ( ) of the outstanding shares of Series C Preferred Stock, voting as a class,

       (a) create, authorize or issue any class or series of stock ranking either as to payment of dividends or distribution of assets prior to the Series C Preferred Stock; or

       (b) change the preferences, rights or powers with respect to the Series C Preferred Stock so as to affect such stock adversely;

but nothing herein contained shall require such a class vote or consent (i) in connection with any increase in the total number of authorized shares of Common Stock, or (ii) in connection with authorization or increase of any class of stock ranking on a parity with the Series C Preferred Stock; provided, however, that no such vote or written consent of the holders of the Series C Preferred Stock shall be required if, at or prior to the time when the issuance of any such prior stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all shares of Series C Preferred Stock at the time outstanding, and further provided, that the provisions of this Article VII shall not in any way limit the right and power of the Corporation to issue the presently authorized but unissued shares of stock, or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.



          DESIGNATION OF $2.125 CUMULATIVE PREFERRED STOCK, SERIES H

       RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates a series of the preferred stock, par value 33-1/3 cents per share (the "Preferred Stock"), of the Corporation, to consist of 8,000,000 shares of such Preferred Stock, and this Board of Directors hereby fixes the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof (in addition to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation of the Corporation which are applicable to Preferred Stock of all series) as follows:

                               I.  DESIGNATION

       The designation of the series of Preferred Stock created by this resolution shall be "$2.125 Cumulative Preferred Stock, Series H"
(hereinafter called the "Series H Preferred Stock").

               II.  CASH DIVIDENDS ON SERIES H PREFERRED STOCK

       (a) The holders of the Series H Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor, cumulative cash dividends on the shares of the Series H Preferred Stock at the annual rate of $2.125 per share, payable quarterly on March 15, June 15, September 15 and December 15, commencing June 15, 1993. Dividends shall be cumulative from April 26, 1993. Each such dividend shall be paid to the holders of record of shares of the Series H Preferred Stock as they appear on the stock register of the Corpo-ration on such record date, not more than 30 days nor less than 10 days preceding the dividend payment date thereof, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof. Dividends in arrears on the Series H Preferred Stock shall accrue dividends at the dividend rate payable on the Preferred Stock.

       (b) If dividends are not paid in full or declared in full and sums set apart for the payment thereof upon the Series H Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series H Preferred Stock, all dividends declared upon shares of Series H Preferred Stock and any other Preferred Stock ranking on a parity as to dividends shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series H Preferred Stock and any other Preferred Stock ranking on a parity as to dividends shall be in the same proportion as the amount of dividends that would be paid on all shares of Series H Pre-ferred Stock and such other parity Preferred Stock if all such dividends (including dividends accrued or in arrears) were paid in full. Except as provided in the preceding sentence, unless full cumulative dividends on the Series H Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends shall be declared or paid or set aside for payment or other distribution made upon the common stock, par value 33-1/3 cents per share, of the Corporation (the "Common Stock"), or the Class A common stock, par value 33-1/3 cents per share, of the Corporation (the "Class A Common Stock") or any other capital stock of the Corporation ranking junior to or on a parity with the Series H Preferred Stock as to dividends or liquidation rights, nor shall any Common Stock, Class A Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with the Series H Preferred Stock as to dividends or liquidation rights be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for

the redemption of any shares of such stock) by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series H Preferred Stock as to dividends and liquidation rights).

       The term "dividends accrued or in arrears" whenever used herein with reference to the Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such Preferred Stock (or, in the case of redemption, to the date of redemption), less the amount of all dividends paid, or declared in full and sums set aside for the payment thereof, upon such Preferred Stock.

       (c) Dividends payable on the Series H Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

            III.  OPTIONAL REDEMPTION OF SERIES-H PREFERRED STOCK

       (a) The Series H Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after April 15, 1998 at the redemption price of $25 per share, plus in each case, all dividends accrued and unpaid on such Series H Preferred Stock up to the date fixed for redemption upon giving notice as provided below.

       (b) If less than all of the outstanding shares of Series H Preferred Stock are to be redeemed the shares to be redeemed shall be determined pro rata or by lot in such usual manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

       (c) At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Series H Preferred Stock, a written notice shall be mailed to each holder of record of shares of Series H Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Cor-poration, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (hereinafter referred to as the "Redemption Date"), and calling upon such holder to surrender to the Corporation on the Redemption Date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Redemption Date each holder of shares of Series H Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series H Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such

shares shall not be deemed to be outstanding for any purpose whatsoever. At its election the Corporation prior to the Redemption Date may deposit the redemption price (including all accrued and unpaid dividends up to the Redemption Date) of the shares of Series H Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital, surplus and undivided profits aggregating not less than $50,000,000) in The Borough of Manhattan, City and State of New York, the City of Houston, State of Texas, or in any other city in which the Cor-poration at the time shall maintain a transfer agency with respect to such stock, in which case such notice to holders of the Series H Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Redemption Date). From and after the making of such deposit, the shares of Series H Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatso-ever, and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Redemption Date), without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such Series H Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation, after which the holders of the Series H Preferred Stock shall have no further interest in such moneys.

       (d) Shares of the Series H Preferred Stock retired pursuant to the provisions of this Article III shall not be reissued.

                              IV.  VOTING RIGHTS

       (a) The holders of the Series H Preferred Stock shall not, except as required by law or as set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders. On any matters on which the holders of the Series H Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

       (b) In case at any time the equivalent of six or more full quarterly dividends (whether consecutive or not) on any series of Preferred Stock shall be in arrears, then during the period (hereinafter in this paragraph (b) called the "Class Voting Period") commencing with such time and ending with the time when all arrears in dividends on all Preferred Stock shall have been paid and the full dividend on all Preferred Stock for the then current quarterly dividend period shall have been paid or declared and set apart for payment, at any meeting of the stockholders of the Corporation held for the election of directors during the Class Voting Period, the holders of a majority of the outstanding shares of Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Corporation, to elect two directors of the Corporation, each share of Preferred Stock entitling the holder thereof to one vote.

       Any director who shall have been elected by holders of Preferred Stock, or by any director so elected as herein contemplated, may be removed at any time during a Class Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of

the outstanding shares of Preferred Stock given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled during such Class Voting Period by the holders of Preferred Stock, present in person or represented by proxy at such meeting. Any director elected by holders of Preferred Stock, or elected by a director as in this sentence provided, who dies, resigns, or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of Preferred Stock. At the end of the Class Voting Period the holders of Preferred Stock shall be automatically divested of all voting power vested in them under this paragraph (b) but subject always to the subsequent vesting hereunder of voting power in the holders of Preferred Stock in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to the provisions of this paragraph (b) shall in all events expire at the end of the Class Voting Period.

       (c) In case at any time the equivalent of four or more full quarterly dividends (whether consecutive or not) on the Series H Preferred Stock shall be in arrears, then during the period (hereinafter in this paragraph (c) called the "Special Series Voting Period") commencing with such time and ending with the time when all arrears in dividends shall have been paid and the full dividends on the Series H Preferred Stock for the then current Quarterly Dividend Period shall have been paid or declared and set apart for payment, at any meeting of the stockholders of the Corporation held for the election of directors during the Special Series Voting Period, the holders of Series H Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes or series of capital stock of the Corporation, to elect one director of the Corporation, each share of Series H Preferred Stock entitling the holder thereof to one vote.

       Any director who shall have been elected by holders of Series H Preferred Stock, or by any director so elected as herein contemplated, may be removed at any time during a Special Series Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Series H Preferred Stock given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled during such Special Series Voting Period by the holders of Series H Preferred Stock, present in person or represented by proxy at such meeting. Any director elected by holders of Series H Preferred Stock who dies, resigns, or otherwise ceases to be a director shall be replaced by the affirmative vote of the holder of record of a majority of the outstanding shares of Series H Preferred Stock at a special meeting of holders of Series H Preferred Stock called for that purpose. At the end of the Special Series Voting Period the holders of Series H Preferred Stock shall be automatically divested of all voting power vested in them under this paragraph (c) but subject always to the subsequent vesting hereunder of voting power in the holders of Series H Preferred Stock in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of any director elected pursuant to the provision of this paragraph (c) shall in all events expire at the end of the Special Series Voting Period.

       The voting rights of holders of Series H Preferred Stock pursuant to this paragraph (c) shall be separate from and in addition to the voting rights granted to all holders of Preferred Stock pursuant to paragraph (b) of this Article IV.

                                 V.  PRIORITY OF SERIES H PREFERRED
                                     STOCK IN EVENT OF DISSOLUTION



       In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series H Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of twenty-five dollars ($25) in cash for each share of Series H Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock, the Class A Common Stock or any other capital stock of the Corporation ranking junior to the Series H Pre-ferred Stock with regard to such distribution. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of any series of Preferred Stock ranking (as to any such distribution) on a parity with the Series H Preferred Stock shall be insufficient to permit the payment in full to the holders of all such series of Preferred Stock of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of all series of the Preferred Stock ranking (as to any such distribution) on a parity with the Series H Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

       For purposes of this Article V, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation, (ii) any dissolution, liquidation, winding up, or reorganization of the Corporation immediately followed by reincorporating of another corporation or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided that in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of Series H Preferred Stock.

                 VI.  CONVERSION OF SERIES H PREFERRED STOCK

       The Series H Preferred Stock shall not be convertible into any other capital stock of the Corporation.

                  VII.  RANKING OF SERIES H PREFERRED STOCK

       With regard to rights to receive dividends and distributions upon dissolution of the Corporation, the Series H Preferred Stock shall rank pari passu with any other Preferred Stock of the Corporation, other than Preferred Stock of a series which by its terms ranks junior in right of dividends or distributions on dissolution to the Series H Preferred Stock, and shall rank prior to all other capital stock of the Corporation outstanding at the time of issuance of the Series H Preferred Stock.

                              VIII.  LIMITATIONS

       So long as any shares of Series H Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or the written consent as provided by law, of the holders of at least two-thirds (2/3) of the outstanding shares of Series H Preferred Stock, voting as a class,

       (a) create, authorize or issue any class or series of stock ranking either as to payment of dividends or distribution of assets prior to the Series H Preferred Stock; or

       (b) change the preferences, rights or powers with respect to the Series H Preferred Stock so as to affect such stock adversely;


but nothing herein contained shall require such a class vote or consent (i) in connection with any increase in the total number of authorized shares of Preferred Stock, Common Stock or Class A Common Stock, or (ii) in connection with authorization or increase of any other class or series of stock ranking junior to or on a parity with the Series H Preferred Stock; provided, however, that no such vote or written consent of the holders of the Series H Preferred Stock shall be required under clause (a) or (b) above if, at or prior to the time when the issuance of any such prior stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all shares of Series H Preferred Stock at the time outstanding, and further provided, that the provisions of this Article VIII shall not in any way limit the right and power of the Corporation to issue the presently authorized but unissued shares of stock, or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.

       FIFTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

       Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or pro-tection of a director of the Corporation existing at the time of such repeal or modification.

       SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than eighteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III.
Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the special meeting of stockholders at which this Article is adopted, Class I, II and III directors shall be elected to serve until the 1984, 1985 and 1986 annual meetings of stockholders, respectively.

       At each annual meeting of stockholders beginning with 1984, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other

vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

       Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

       No person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of stockholders unless a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of the Corporation not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

       The Board of Directors is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-Law adopted by the Board of Directors.

       Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and, notwithstanding any other provision of this Certificate of Incorporation to the contrary, no By-Law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

       SEVENTH: No action shall be taken by stockholders of the Corporation except at an annual or special meeting of stockholders of the Corporation.

       EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder of the Corporation or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or


class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

       NINTH: The names and mailing addresses of the persons who are to serve as directors of the Corporation until their successors are elected and qualify are as follows:

            Name                               Mailing Address
            ----                               ---------------
      Oscar S. Wyatt, Jr. . . . . . . . Post Office Drawer 521
                                        Corpus Christi, Texas 78403
      Harry G. Fair . . . . . . . . . . Post Office Drawer 521
                                        Corpus Christi, Texas 78403
      Norman S. Davis . . . . . . . . . 1515 National Bank of
                                          Commerce Building
                                        San Antonio, Texas 78205
      H. T. Capelle . . . . . . . . . . Post Office Drawer 521
                                        Corpus Christi, Texas 78403
      Tracy N. DuBose . . . . . . . . . Lincoln Liberty Life Building
                                        Houston, Texas 77002
      Roy L. Gates  . . . . . . . . . . Post Office Drawer 521
                                        Corpus Christi, Texas 78403
      Leon Jaworski . . . . . . . . . . Fulbright, Crooker & Jaworski
                                        Bank of the Southwest Building
                                        Houston, Texas 77002
      Will E. Odom  . . . . . . . . . . Post Office Box 595
                                        Austin, Texas 78767
      Harold Vance  . . . . . . . . . . 1429 Bank of the
                                          Southwest Building
                                        Houston, Texas 77002
      Jack Ware . . . . . . . . . . . . Post Office Drawer 1827
                                        Uvalde, Texas 78801

       TENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

       ELEVENTH: 1. The affirmative vote or consent of the holders of eighty-five per cent (85%) of the voting power of all shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article ELEVENTH as one class, shall be required for the adoption or authorization of a business combination (as hereinafter defined) with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other entity is the beneficial owner, directly or indirectly, of more than twenty, per cent (20%) of the voting power of all shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Article ELEVENTH, as one class; provided that such eighty-five per cent (85%) voting requirement shall not be applicable if:

                     (a)   The cash, or fair market value of
               other consideration, to be received per share by holders of shares of any class of capital stock of the Corporation in such business combination bears the same or a greater

               percentage relationship to the market price of such shares of capital stock immediately prior to the announcement of such business combination as the highest per share price (including brokerage commissions and/or soliciting dealers' fees) which such other entity has theretofore paid for any of such shares of capital stock already owned by it bears to the market price of such shares of capital stock immediately prior to the commencement of acquisition of such shares of capital stock by such other entity;

                     (b)   The cash or fair market value of
               other consideration, to be received per share by holders of shares of any class of capital stock of the Corporation in such business combination (i) is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of such shares of capital stock, and (ii) is not less than the earnings per share of Common Stock of the Corporation for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the then price/earnings multiple (if any) of such other entity as customarily computed and reported in the financial community;

                     (c)   After such other entity has
               acquired twenty per cent (20%) voting interest and prior to the consummation of such business combination: (i) such other entity shall have taken steps to ensure that the Corporation's Board of Directors included at all times representation by continuing director(s) (as hereinafter defined) proportionate to the stockholdings of the Corporation's public capital stockholders not affiliated with such other entity (with a continuing director to occupy any resulting fractional board position); (ii) there shall have been no reduction in the rate of dividends payable on the Corporation's Capital Stock except as necessary to ensure that a quarterly dividend payment does not exceed 12.5% of the net income of the Corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by a unanimous vote of the directors; (iii) such other entity shall not have acquired any newly issued shares of Capital Stock, directly or indirectly, from the Corporation (except upon conversion of securities acquired by it prior to obtaining twenty per cent (20%) voting interest or as a result of a pro rata stock dividend or stock split); and (iv) such other entity shall not have acquired any additional

               shares of the Corporation's outstanding Capital Stock or securities convertible into Capital Stock except as a part of the transaction which results in such other entity acquiring twenty per cent (20%) voting interest;

                     (d)   Such other entity shall not have
               (i) received the benefit, directly or
               indirectly (except proportionately as a
               stockholder) of any loans, advances,
               guarantees, pledges or other financial
               assistance or tax credits provided by the Corporation, or (ii) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the directors in either case prior to the consummation of such business combination; and

                     (e)   A proxy statement responsive to the
               requirements of the Securities Exchange Act of 1934 shall be mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion).

                     The provisions of this Article ELEVENTH
               shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of more than twenty per cent (20%) of the voting power of all shares of stock of the Corporation entitled to vote in elections of directors considered for the purpose of this Article ELEVENTH as one class, notwithstanding the fact that such other entity has reduced its voting interest to below twenty per cent (20%) of the voting power of all of the Corporation's stock if, as of the record date for the determination of stockholders entitled to notice of and to vote on or consent to the business combination, such other entity is an "affiliate" of the Corporation (as hereinafter defined).

       2. As used in this Article ELEVENTH, (a) the term "other entity" shall include any corporation, person or other entity and any other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the

pure of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on May 27, 1982, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the corporation's stock within the meaning of the Securities Act of 1933; (b) another entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation which the other entity (as defined above) has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (c) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clause
(b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (d) the term "business combination" shall include any merger or consolidation of the Corporation with or into any other corporation, or the sale or lease of all or any substantial part of the assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets (except assets having an aggregate fair market value of less than $5,000,000) of any other entity; (e) the term "continuing director" shall mean a person who was a member of the Board of Directors of the Corporation elected by the public stockholders prior to the time that such other entity acquired in excess of ten percent (10%) of the voting power of all outstanding shares of stock of the Corporation entitled to vote in the election of directors, or a person recommended to succeed a continuing director by a majority of continuing directors; (f) for the purposes of sub-paragraphs l(a) and (b) of this article ELEVENTH the term "other consideration to be received" shall mean Capital Stock of the Corporation retained by its existing public stockholders in the event of a business combination with such other entity in which the Corporation is the surviving corporation and (g) the determination of "market price" shall give effect to any stock dividend, stock split, subdivision or reclassification with respect to any shares of capital stock of the Corporation involved in such business combination.

       3. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article ELEVENTH on the basis of information known to them whether (a) such other entity beneficially owns more than twenty per cent (20%) of the voting power of all shares of stock of the Corporation entitled to vote in election of directors, (b) an other entity is an "affiliate" or "associate" (as defined above) of another, (c) an other entity as an agreement, arrangement or understanding with another, or (d) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.

       4. No amendment to the Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article ELEVENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of eighty-five per cent (85%) of the voting power of all shares of stock of the Corporation entitled to vote in election of directors, considered for the purposes of this Article ELEVENTH as one class; provided that this paragraph 4 shall not apply to, and such eighty-five per cent (85%) vote or consent shall not be required for, any amendment, alteration, change or repeal unanimously recommended to the stockholders by the Board of Directors of the Corporation if all of such directors are persons who would be eligible to serve as "continuing directors" within the meaning of paragraph 2 of this Article ELEVENTH.

       5. Nothing contained in this Article ELEVENTH shall be construed to relieve any other entity, from any fiduciary obligation imposed by law.



       6. The provisions of this Article ELEVENTH shall not apply to any transaction described in Section I of this Article ELEVENTH:

                     (a)   If the Board of Directors of the
               Corporation shall have approved by resolution a memorandum of understanding with the other corporation, person or entity with whom the transaction is proposed prior to the time that such other corporation, person or entity shall have become a beneficial owner of five percent (5%) or more of the outstanding shares of any class of capital stock of the Corporation entitled to vote in elections of directors; or

                     (b)   If the transaction is approved
               prior to its consummation by a resolution adopted at a meeting of the Board of Directors at which at least two-thirds of such members of the Board of Directors who are not involved with and/or representing the corporation, person or entity with whom the transaction is proposed approve the same; or

                     (c)   If the transaction involves only
               the Corporation, or any of its subsidiaries, and a corporation of which a majority of the outstanding shares of each class of capital stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation or any of its subsidiaries.

               This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, THE COASTAL CORPORATION has caused this Certificate to be signed by DAVID A. ARLEDGE its President, and attested by AUSTIN M. O'TOOLE, its Senior Vice President and Secretary, this 21st day of March, 1994.

                                      THE COASTAL CORPORATION



                                      By: ----------------------------------
[CORPORATE SEAL]                          DAVID A. ARLEDGE
                                          President
ATTEST:



- ----------------------------------
AUSTIN M. O'TOOLE
Senior Vice President and Secretary



STATE OF TEXAS           ^U
                         ^U
COUNTY OF HARRIS         ^U




         On the 21st day of March, 1994, personally appeared before me, DAVID A. ARLEDGE, President of The Coastal Corporation, known to me personally to be such, and acknowledged that he signed said Restated Certificate of Incorporation and he acknowledged that said Restated Certificate of Incorporation was his act and deed and the act and deed of The Coastal Corporation and that the facts stated therein are true.



                                     ----------------------------------
                                     MARTA I. RAMIREZ, Notary Public
[NOTARIAL SEAL]                      Expiration Date:  August 19, 1997
                                                       ----------------















































